Exhibit 99.1

Columbia Sportswear Company Reports Third Quarter 2020 Financial Results,
Provides Fourth Quarter 2020 Financial Outlook

Third Quarter 2020 Financial Results
Lower net sales and profitability in third quarter 2020 compared to third quarter 2019 primarily reflect the ongoing negative effects of the COVID-19 pandemic.

•Net sales decreased 23 percent to $701.1 million, compared to third quarter 2019. Excluding approximately $45 million of Fall 2020 shipments shifting into fourth quarter 2020, third quarter 2020 net sales would have decreased 18 percent.

•In the direct-to-consumer channel, e-commerce net sales increased 55 percent year-over-year while brick & mortar store traffic and sales trends remained well below prior year levels.

•Operating income decreased 44 percent to $85.6 million, or 12.2 percent of net sales, compared to third quarter 2019 operating income of $152.0 million, or 16.8 percent of net sales.

•Diluted earnings per share decreased 46 percent to $0.94, compared to third quarter 2019 diluted earnings per share of $1.75.

•Exited the quarter with $314.5 million in cash and short-term investments, no bank debt and nearly $1 billion in total liquidity.

Fourth Quarter 2020 Financial Outlook
(Financial outlook details can be found in the "Supplemental Financial Information" section below and the CFO Commentary document)

There are significant business uncertainties and risks surrounding the ongoing pandemic, economic conditions, logistics capacity constraints, global geopolitical tensions, and changes in consumer behavior and confidence, these risks and uncertainties are not captured in the outlook, which assumes no material deterioration or disruption to the Company's current business operations, consumer demand, or services performed by third-party logistics providers. Recent pandemic containment actions in Europe are also not captured in the outlook.

•Net sales of $850 to $880 million, representing a net sales decline of 8 to 11 percent.

•Operating income of $91 to $112 million, representing operating margin of 10.7 to 12.7 percent.

•Diluted earnings per share of $1.07 to $1.32.

PORTLAND, Ore. - October 29, 2020 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a leading innovator in active outdoor lifestyle apparel, footwear, accessories and equipment, today announced third quarter 2020 financial results for the period ended September 30, 2020.

Chairman, President and Chief Executive Officer Tim Boyle commented, "I’m pleased to report third quarter results exceeded our internal forecast. While results were down substantially in comparison to last year, sales and profitability trends sequentially improved compared to the second quarter and we expect continued improvement in the fourth quarter and into 2021. E-commerce was once again a bright spot, with net sales surging 55 percent year-over-year. During the quarter, we successfully completed the deployment of our new e-commerce platform, X1, with implementation in North America for the Columbia, SOREL and Mountain Hardwear brands, following a successful deployment across Europe and prAna in 2019. The newly refreshed sites have been aesthetically enhanced and are delivering an improved consumer experience right in time for the peak holiday sales season.

"While we are early in the Fall 2020 season, I'm encouraged by early sell-through and reorder trends within the U.S. wholesale channel. This fall we are celebrating the 10th anniversary of Columbia’s best-selling winter technology, Omni-Heat, with marketing and social media events throughout the fourth quarter. We plan to build on this momentum for Fall 2021 with the introduction of Omni-Heat Infinity, the newest innovation in the Omni-Heat proprietary technology family which provides significantly more heat reflection, and dramatically different visual appearance to the consumer. Looking to 2021, our spring order book and expectation for a return to growth in our direct-to-consumer business would indicate high-teens percent net sales growth in the first half of 2021. Outdoor recreational activities are surging during the pandemic and we are well positioned to equip these outdoor adventurers with our innovative product line.

“The tremendous efforts of our global team of dedicated employees as well as our cost containment and capital preservation actions have preserved our financial strength and position us well to recover from the pandemic and execute our strategic plan. We exited the quarter with $315 million in cash and short-term investments, no bank borrowings and nearly $1 billion in total liquidity. We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:
•drive brand awareness and sales growth through increased, focused demand creation investments;
•enhance consumer experience and digital capabilities in all our channels and geographies;
•expand and improve global direct-to-consumer operations with supporting processes and systems; and
•invest in our people and optimize our organization across our portfolio of brands."

CFO's Commentary Available Online

For a detailed review of the Company's third quarter 2020 financial results and additional updates relating to the COVID-19 pandemic, please refer to the CFO Commentary exhibit furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

COVID-19 Update

While there were isolated temporary store closures resulting from local regulations or safety concerns, the vast majority of the Company's owned stores remained open throughout the third quarter. Overall brick & mortar store traffic trends remain well below prior year levels. With respect to supply chain operations, the ongoing pandemic has created a combination of production, distribution and logistics bottlenecks. The Company is focused on maximizing sales volume within these constraints. During third quarter 2020, the Company realized $45 million in SG&A savings from lower variable expenses and cost containment actions and is on track to exceed $100 million in annual cost savings, in comparison to last year, before extraordinary expenses related to the COVID-19 pandemic. Please refer to the CFO Commentary exhibit for a detailed review of COVID-19 pandemic related issues and our response.
Third Quarter 2020 Financial Results
(All comparisons are between third quarter 2020 and third quarter 2019, unless otherwise noted.)

Net sales decreased 23 percent to $701.1 million, from $906.8 million for the comparable period in 2019.

Gross margin contracted 40 basis points to 48.9 percent of net sales, from 49.3 percent of net sales for the comparable period in 2019.

SG&A expenses decreased 13 percent to $261.2 million, or 37.3 percent of net sales, from $299.2 million, or 33.0 percent of net sales, for the comparable period in 2019.

Operating income decreased 44 percent to $85.6 million, or 12.2 percent of net sales, from operating income of $152.0 million, or 16.8 percent of net sales, for the comparable period in 2019.

Net income decreased 47 percent to $62.8 million, or $0.94 per diluted share, from net income of $119.3 million, or $1.75 per diluted share, for the comparable period in 2019.

First Nine Months 2020 Financial Results
(All comparisons are between first nine months 2020 and first nine months 2019, unless otherwise noted.)

Net sales decreased 24 percent to $1,585.9 million, from $2,087.6 million for the comparable period in 2019.

Gross margin contracted 170 basis points to 48.0 percent of net sales, from 49.7 percent of net sales for the comparable period in 2019.

SG&A expenses decreased 5 percent to $755.7 million, or 47.6 percent of net sales, compared to $791.8 million, or 37.9 percent of net sales, for the comparable period in 2019.

Operating income decreased 95 percent to $13.4 million, or 0.8 percent of net sales, from operating income of $256.3 million, or 12.3 percent of net sales, for the comparable period in 2019.

Net income decreased 94 percent to $12.3 million, or $0.18 per diluted share, compared to net income of $216.5 million, or $3.15 per diluted share, for the comparable period in 2019.

Balance Sheet as of September 30, 2020

Cash, cash equivalents and short-term investments totaled $314.5 million, compared to $240.8 million at September 30, 2019.

The company had no short-term borrowings at quarter-end. Including committed and uncommitted credit lines, the Company had nearly $1 billion in total liquidity exiting the quarter.

Inventories increased 8 percent to $771.7 million, compared to $717.4 million at September 30, 2019.

Share Repurchases for the Nine Months Ended September 30, 2020

In first quarter 2020, the Company repurchased 1,557,184 shares of common stock for an aggregate of $132.9 million, or an average price per share of $85.34. As part of a broader capital preservation effort during the ongoing COVID-19 pandemic, the Company suspended share repurchases and has not repurchased shares since first quarter 2020.

At September 30, 2020, $82.2 million remained available under the current stock repurchase authorization. Management may resume share repurchases at any time, depending upon market conditions and the Company's capital requirements.

Quarterly Cash Dividend

As previously announced, the Company’s Board of Directors has suspended quarterly cash dividends as part of a broader capital preservation effort resulting from the pandemic. The Company's Board of Directors will continue to evaluate when to reinstate future dividend distributions.

Conference Call

The Company will hold its third quarter 2020 conference call at 5:00 p.m. ET today. Dial (877) 407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

Fourth Quarter 2020 Reporting Date

Columbia Sportswear Company plans to report fourth quarter 2020 financial results on Thursday, February 4, 2021 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about sequential improvement, net sales, operating income and diluted EPS for fourth quarter 2020 and net sales for first half 2021. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the spread of COVID-19, the severity of the disease, the duration of the COVID-19 pandemic and any spikes, actions that may be taken to contain the pandemic or to treat its impact, economic slowdowns that have and may continue to result from the pandemic and logistics capacity constraints, which may impact our ability to fulfill orders. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active outdoor lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Director of Investor Relations and Competitive Intelligence
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,
(in thousands)	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$313,429	$239,311
Short-term investments	1,095	1,477
Accounts receivable, net	479,376	646,414
Inventories	771,724	717,396
Prepaid expenses and other current assets	82,175	94,253
Total current assets	1,647,799	1,698,851
Property, plant, and equipment, net	322,167	349,302
Operating lease right-of-use assets	351,277	389,558
Intangible assets, net	121,471	124,340
Goodwill	68,594	68,594
Deferred income taxes	77,055	80,193
Other non-current assets	63,951	40,242
Total assets	$2,652,314	$2,751,080
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	164,332	201,806
Accrued liabilities	257,040	279,932
Operating lease liabilities	73,409	62,756
Income taxes payable	4,813	13,653
Total current liabilities	499,594	558,147
Non-current operating lease liabilities	337,108	366,515
Income taxes payable	49,195	48,619
Deferred income taxes	7,149	7,711
Other long-term liabilities	36,452	22,982
Total liabilities	929,498	1,003,974
Shareholders' equity	1,722,816	1,747,106
Total liabilities and shareholders' equity	$2,652,314	$2,751,080

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2020	2019	2020	2019
Net sales	$701,092	$906,793	$1,585,931	$2,087,611
Cost of sales	358,184	460,098	825,079	1,050,596
Gross profit	342,908	446,695	760,852	1,037,015
	48.9%	49.3%	48.0%	49.7%

Selling, general and administrative expenses	261,192	299,249	755,664	791,767
Net licensing income	3,927	4,569	8,168	11,090
Income from operations	85,643	152,015	13,356	256,338
Interest income (expense), net	(280)	1,399	728	7,370
Other non-operating income (expense), net	(465)	(563)	2,208	915
Income before income tax	84,898	152,851	16,292	264,623
Income tax expense	(22,147)	(33,593)	(4,035)	(48,159)
Net income	$62,751	$119,258	$12,257	$216,464

Earnings per share:
Basic	$0.95	$1.76	$0.18	$3.19
Diluted	$0.94	$1.75	$0.18	$3.15
Weighted average shares outstanding:
Basic	66,179	67,593	66,427	67,935
Diluted	66,537	68,180	66,807	68,620

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$12,257	$216,464
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization and non-cash lease expense	102,283	88,775
Provision for uncollectible accounts receivable	24,684	(242)
Loss on disposal or impairment of property, plant, and equipment, and right-of-use assets	8,981	4,866
Deferred income taxes	4,306	(3,157)
Stock-based compensation	12,802	13,159
Changes in operating assets and liabilities:
Accounts receivable	(17,130)	(199,174)
Inventories	(160,090)	(198,999)
Prepaid expenses and other current assets	9,098	(12,596)
Other assets	(20,786)	(3,981)
Accounts payable	(89,790)	(65,191)
Accrued liabilities	(41,182)	6,497
Income taxes payable	(10,011)	(11,286)
Operating lease assets and liabilities	(41,459)	(39,010)
Other liabilities	8,077	5,716
Net cash used in operating activities	(197,960)	(198,159)
Cash flows from investing activities:
Purchases of short-term investments	(35,044)	(181,257)
Sales and maturities of short-term investments	36,630	445,501
Capital expenditures	(25,164)	(104,527)
Net cash provided by (used in) investing activities	(23,578)	159,717
Cash flows from financing activities:
Proceeds from credit facilities	387,992	74,053
Repayments on credit facilities	(388,465)	(74,053)
Payment of line of credit issuance fees	(2,096)	—
Proceeds from issuance of common stock related to stock-based compensation	4,793	17,687
Tax payments related to stock-based compensation	(4,454)	(5,739)
Repurchase of common stock	(132,889)	(116,239)
Purchase of non-controlling interest	—	(17,880)
Cash dividends paid	(17,195)	(48,917)
Net cash used in financing activities	(152,314)	(171,088)
Net effect of exchange rate changes on cash	1,272	(2,954)
Net decrease in cash and cash equivalents	(372,580)	(212,484)
Cash and cash equivalents, beginning of period	686,009	451,795
Cash and cash equivalents, end of period	$313,429	$239,311
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$4,774	$11,638

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2020	Translation	2020(1)	2019	% Change	% Change(1)
Geographical Net Sales:
United States	$445.6	$—	$445.6	$581.3	(23)%	(23)%
LAAP	90.9	(0.6)	90.3	123.2	(26)%	(27)%
EMEA	99.2	(3.6)	95.6	104.4	(5)%	(8)%
Canada	65.4	0.3	65.7	97.9	(33)%	(33)%
Total	$701.1	$(3.9)	$697.2	$906.8	(23)%	(23)%

Brand Net Sales:
Columbia	$559.7	$(3.3)	$556.4	$729.5	(23)%	(24)%
SOREL	91.5	(0.5)	91.0	116.1	(21)%	(22)%
prAna	30.5	—	30.5	38.5	(21)%	(21)%
Mountain Hardwear	19.4	(0.1)	19.3	22.7	(15)%	(15)%
Total	$701.1	$(3.9)	$697.2	$906.8	(23)%	(23)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$510.2	$(2.8)	$507.4	$684.7	(25)%	(26)%
Footwear	190.9	(1.1)	189.8	222.1	(14)%	(15)%
Total	$701.1	$(3.9)	$697.2	$906.8	(23)%	(23)%

Channel Net Sales:
Wholesale	$471.5	$(3.2)	$468.3	$652.6	(28)%	(28)%
DTC	229.6	(0.7)	228.9	254.2	(10)%	(10)%
Total	$701.1	$(3.9)	$697.2	$906.8	(23)%	(23)%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Nine Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2020	Translation	2020(1)	2019	% Change	% Change(1)
Geographical Net Sales:
United States	$1,004.7	$—	$1,004.7	$1,309.0	(23)%	(23)%
LAAP	260.9	2.7	263.6	357.7	(27)%	(26)%
EMEA	213.3	(1.7)	211.6	267.3	(20)%	(21)%
Canada	107.0	0.2	107.2	153.6	(30)%	(30)%
Total	$1,585.9	$1.2	$1,587.1	$2,087.6	(24)%	(24)%

Brand Net Sales:
Columbia	$1,297.2	$1.5	$1,298.7	$1,736.6	(25)%	(25)%
SOREL	143.5	(0.4)	143.1	170.7	(16)%	(16)%
prAna	94.7	—	94.7	118.4	(20)%	(20)%
Mountain Hardwear	50.5	0.1	50.6	61.9	(18)%	(18)%
Total	$1,585.9	$1.2	$1,587.1	$2,087.6	(24)%	(24)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$1,206.2	$0.8	$1,207.0	$1,642.9	(27)%	(27)%
Footwear	379.7	0.4	380.1	444.7	(15)%	(15)%
Total	$1,585.9	$1.2	$1,587.1	$2,087.6	(24)%	(24)%

Channel Net Sales:
Wholesale	$957.3	$(0.6)	$956.7	$1,312.0	(27)%	(27)%
DTC	628.6	1.8	630.4	775.6	(19)%	(19)%
Total	$1,585.9	$1.2	$1,587.1	$2,087.6	(24)%	(24)%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.